UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013

EC Development, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

33-42498	90-0829544
(Commission File Number)	(IRS Employer Identification No.)

23 E. 9th Street, Suite 229, Shawnee, Oklahoma, 74801
(Address of principal executive offices)

(405) 273-3330
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1:	REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2013, the Company entered into a definitive agreement for the sale and installation of its new Tahoe Casino Management Software based on its new Triton CruiseTM Casino Management System designed for ship-board casino operations, on the recently announced MSC Preziosa.  The Preziosa is the newest “fantasia-class” ship of the MSC line of cruise ships and Triton CruiseTM Casino Management System will involve linking and monitoring of approximately 200 slot machines.    The Company’s new Triton CruiseTM Casino Management System, will be debuting its new system of player tracking using the guest room keys.  The Company is presently making arrangements for installation with the Preziosa scheduled to be christened on March 23, 2013.  While the total cost can be adjusted as a result of changes, the Company anticipates the total value to be in the range of $300,000.

SIGNATURES

In accordance with section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized individual.

EC Development, Inc.

Date: February 6, 2013	By:	/s/ Eugene Estep
Eugene Estep
Chief Executive Officer